Exhibit 1.01
FABRINET
CONFLICT MINERALS REPORT
YEAR ENDED DECEMBER 31, 2020

I. Introduction

We provide advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers (“OEMs”) of complex products such as optical communication components, modules and sub-systems, industrial lasers, automotive components, medical devices and sensors.
We offer a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, complex printed circuit board assembly, advanced packaging, integration, final assembly and testing.

Certain products that we manufacture for our customers contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. The efforts we undertook to identify the country(ies) of origin of those minerals reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps we believe reasonable under the circumstances to identify the applicable smelters and refiners of 3TG in our supply chain; however, we believe the smelters and refiners of 3TG contained in the products we manufacture for our customers are best situated to identify the sources and countries of origin of 3TG.

We do not directly manufacture products but “contract to manufacture” branded and generic products containing 3TG on behalf of our customers. Our due diligence efforts were undertaken on the exclusive and/or privately-branded products sourced directly by and manufactured for us in 2020.

II. Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers were asked to provide answers to the Responsible Business Alliance (formerly known as the Electronic Industry Citizenship Coalition) (“RBA”) / Global e-Sustainability Initiative (GeSI) Conflict Minerals Common Reporting Template reflecting Fabrinet’s position in the supply chain (the “CMRT”). The CMRT includes questions regarding a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners and the origin of 3TG used by those facilities. The CMRT is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Utilizing a third-party service provider to assist with our RCOI, our service provider reviewed the responses received to the questionnaires for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. Our service provider also performed smelter/refiner validation based on the names of the provided smelter/refiner. Based on the RCOI, we do not have sufficient information from our direct suppliers to determine the sources of the necessary 3TG contained in the products we manufacture for our customers.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

III. Due Diligence Program

We designed our overall conflict minerals procedures based on, and in conformity with the five-step framework of set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We implemented appropriate elements of the five-step framework as were reasonably applied to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners. The five-step framework consists of:

(1) Establish strong company management systems:
•We adopted and published our Conflict Minerals Sourcing Policy, a copy of which is publicly available on our website at https://fabrinet.com/services/supply-chain.
•We created a conflict minerals task force led by our supply chain management organization to implement our Conflict Minerals Sourcing Policy.
•We communicated our Conflict Minerals Sourcing Policy to our direct suppliers.
•We have conducted awareness sessions concerning the commitments and requirements expected of our suppliers.

(2) Identify and assess risks in the supply chain:
•We identified direct suppliers that supply product or material that may contain conflict minerals.
•We engaged a third-party service provider to perform the RCOI as follows:
–conducted supplier surveys using the CMRT
–reviewed responses to the CMRT for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed.
–compared smelters and refiners identified by suppliers to the Responsible Minerals Initiative’s (“RMI”) list of validated conflict free facilities for initial risk screening.

(3) Design and implement a strategy to respond to identified risks:
•We reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable).
•Using a third-party service, we compared smelters and refiners identified by suppliers to the RMI lists of validated conflict free and verified facilities and the U.S. Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” and conducted our own supplemental research on smelters and refiners.
•We developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

(4) Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:
•We do not perform or direct audits of 3TG smelters or refiners. We rely on audits conducted by third parties through our membership in the RBA, supplier self-disclosures of certification status, and our policy and procurement practices that encourage suppliers to purchase materials from audited smelters and refiners.

(5) Report on supply chain due diligence:
•We communicated our Conflict Minerals Report on our website at
https://fabrinet.com/services/supply-chain.

IV. Product Determination

We received inconclusive data from our direct suppliers, and our material source information is still developing. Therefore, we are unable to make a definitive determination about the sources of 3TG in the products we manufacture for our customers. At the same time, we received no information from our direct suppliers indicating that the 3TG in our Covered Products (as defined below) directly or indirectly financed or benefited armed groups in the Democratic Republic of the Congo and the adjoining countries of Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Some suppliers disclosed to us that scrap or recycled sources of 3TG were identified in their supply chains and did not require due diligence.

V. Product Description

Our customer base includes companies in complex industries that require advanced precision manufacturing capabilities, such as optical communications, industrial lasers and sensors. The products that we manufacture for our OEM customers include: selective switching products; tunable lasers, transponders and transceivers; active optical cables; solid state, diode-pumped, gas and fiber lasers; and sensors (collectively, the “Covered Products”).

We identified the following smelters and refiners that have achieved Conflict Free designation by the RMI or an audit program with which RMI has mutual recognition, are actively in the process of obtaining the designations, or for which we independently obtained country of origin information. We were unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore, the following list likely contains more processing facilities than are actually in our supply chain or Covered Products.

Mineral	Verified Smelters
Gold	Argor-Heraeus S.A.
Gold	Asaka Riken Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	Japan Mint
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Asahi Refining USA Inc.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	Kazzinc
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Asahi Refining Canada Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	PAMP S.A.
Gold	Torecom
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Singway Technology Co., Ltd.
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	The Refinery of Shandong Gold Mining Co., Ltd.

Gold	United Precious Metal Refining, Inc.
Gold	Fidelity Printers and Refiners Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	African Gold Refinery
Gold	Gold Coast Refinery
Gold	DS PRETECH Co., Ltd.
Gold	Aida Chemical Industries Co., Ltd.
Gold	PT Aneka Tambang (Persero) Tbk
Gold	WIELAND Edelmetalle GmbH
Gold	Asahi Pretec Corp.
Gold	Advanced Chemical Company
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Aurubis AG
Gold	JSC Uralelectromed
Gold	DODUCO Contacts and Refining GmbH
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	OJSC Novosibirsk Refinery
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Kazakhmys Smelting LLC
Gold	Kyrgyzaltyn JSC
Gold	L'azurde Company For Jewelry
Gold	Yamakin Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	SAXONIA Edelmetalle GmbH
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Kennecott Utah Copper LLC
Gold	Heimerle + Meule GmbH
Gold	Kojima Chemicals Co., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	PX Precinox S.A.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Rand Refinery (Pty) Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Chugai Mining
Gold	HwaSeong CJ CO., LTD.
Gold	Nihon Material Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Royal Canadian Mint
Gold	Istanbul Gold Refinery
Gold	Korea Zinc Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Smelter Not Listed

Gold	Yokohama Metal Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Fujairah Gold FZC
Gold	Tony Goetz NV
Gold	Marsam Metals
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Jiangxi Copper Co., Ltd.
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Chimet S.p.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	CGR Metalloys Pvt Ltd.
Gold	Sovereign Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Cendres + Metaux S.A.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Sabin Metal Corp.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Metalor USA Refining Corporation
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	C.I Metales Procesados Industriales SAS
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	C. Hafner GmbH + Co. KG
Gold	Geib Refining Corporation
Gold	Abington Reldan Metals, LLC
Gold	LT Metal Ltd.
Gold	Umicore Precious Metals Thailand

Gold	Guangdong Jinding Gold Limited
Gold	Mitsubishi Materials Corporation
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Boliden AB
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Sudan Gold Refinery
Gold	NH Recytech Company
Gold	Al Etihad Gold Refinery DMCC
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Valcambi S.A.
Gold	8853 S.p.A.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Emirates Gold DMCC
Gold	International Precious Metal Refiners
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	K.A. Rasmussen
Gold	L'Orfebre S.A.
Gold	SAAMP
Gold	Italpreziosi
Gold	T.C.A S.p.A
Gold	JALAN & Company
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Bangalore Refinery
Gold	Kundan Care Products Ltd.
Gold	Kaloti Precious Metals
Gold	Planta Recuperadora de Metales SpA
Gold	SungEel HiMetal Co., Ltd.
Gold	Dowa
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	MD Overseas
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	QuantumClean
Tantalum	KEMET Blue Metals
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	H.C. Starck Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	Power Resources Ltd.

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	LSM Brasil S.A.
Tantalum	Telex Metals
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	NPM Silmet AS
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Global Advanced Metals Boyertown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tin	Alpha
Tin	PT Aries Kencana Sejahtera
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Operaciones Metalurgicas S.A.
Tin	PT Artha Cipta Langgeng
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	Smelter Not Listed
Tin	PT Bangka Serumpun
Tin	Smelter Not Listed
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Pongpipat Company Limited
Tin	O.M. Manufacturing Philippines, Inc.
Tin	PT Menara Cipta Mulia
Tin	Novosibirsk Processing Plant Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok

Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Estanho de Rondonia S.A.
Tin	Fenix Metals
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Soft Metais Ltda.
Tin	PT Refined Bangka Tin
Tin	PT Stanindo Inti Perkasa
Tin	Rui Da Hung
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Smelter Not Listed
Tin	Resind Industria e Comercio Ltda.
Tin	PT Rajehan Ariq
Tin	Smelter Not Listed
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tin	Precious Minerals and Smelting Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Malaysia Smelting Corporation (MSC)
Tin	PT Rajawali Rimba Perkasa
Tin	Luna Smelter, Ltd.
Tin	China Tin Group Co., Ltd.
Tin	Thaisarco
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tin	PT Babel Surya Alam Lestari
Tin	PT Mitra Stania Prima
Tin	CV Venus Inti Perkasa
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Melt Metais e Ligas S.A.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Mitsubishi Materials Corporation
Tin	PT ATD Makmur Mandiri Jaya
Tin	EM Vinto
Tin	Metallo Belgium N.V.
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Metallo Spain S.L.U.
Tin	Super Ligas
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company

Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	CV Ayi Jaya
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Dowa
Tin	Metallic Resources, Inc.
Tin	CRM Synergies
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	PT Prima Timah Utama
Tin	VQB Mineral and Trading Group JSC
Tin	PT Lautan Harmonis Sejahtera
Tin	Modeltech Sdn Bhd
Tin	Tin Technology & Refining
Tin	PT Mitra Sukses Globalindo
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	Alpha
Tin	PT Aries Kencana Sejahtera
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Kennametal Huntsville
Tungsten	A.L.M.T. Corp.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	Moliren Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	ACL Metais Eireli
Tungsten	Kennametal Fallon
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Hydrometallurg, JSC
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	NPP Tyazhmetprom LLC
Tungsten	GEM Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	KGETS Co., Ltd.

Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Unecha Refractory metals plant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Artek LLC
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Kennametal Huntsville
Tungsten	A.L.M.T. Corp.
Tungsten	China Molybdenum Co., Ltd.

VI. Countries of Origin Identified

Albania, Armenia, Angola, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czech Republic, Dijbouti, Dominican Republic, England, Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Laos, Liberia, Lithuania, Malaysia, Mali, Mauritania, Mexico, Netherlands, New Zealand, North Macedonia, Norway, Peru, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Suriname, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Vietnam, Zimbabwe. Covered Countries were identified only for RMI audited facilities.

VII. Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New products will be reviewed for conflict minerals conformance during initial qualification. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VIII. Independent Private Sector Audit

Not required for calendar year 2020.